EXHIBIT 99.1

DTS Announces Stock Repurchase Program

CALABASAS, Calif., May 16, 2011 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI) today announced that its Board of Directors has approved a plan to repurchase up to one million shares of the Company's common stock in the open market or in privately negotiated transactions, depending upon market conditions, relevant security laws and other conditions.

"We believe this share repurchase program communicates our confidence in our long-term prospects as well as our commitment to building shareholder value," commented Jon Kirchner, chairman and CEO of DTS. "We remain well positioned to capitalize on the accelerating growth in Blu-ray equipment and content, and are making promising strides to extend our business opportunity well beyond Blu-ray with the trend toward network connected entertainment."

The share repurchases will be funded from available working capital. There is no fixed termination date for the repurchase program.

About DTS, INC.

DTS, Inc. (Nasdaq:DTSI) is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide. From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices. DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom. For further information, please visit www.dts.com. DTS, DTS-HD, the DTS Symbol and DTS + the DTS Symbol are registered trademarks of DTS, Inc., DTS-HD Master Audio and the DTS logos are trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. © 2011 DTS, Inc. All rights reserved.

DTS-I

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

CONTACT: Investor Contacts:
         Erica Abrams or Matthew Hunt
         The Blueshirt Group for DTS
         415-217-7722
         erica@blueshirtgroup.com
         matt@blueshirtgroup.com

         Press Contact:
         Alan L. Cohen
         DTS, Inc.
         818-436-1081
         alan.cohen@dts.com